As filed with the Securities and Exchange Commission on August 25, 1997.

                                                        Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   Under The
                             Securities Act of 1933

                     UNITED AMERICAN HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

     Michigan                                           38-2526913
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

          1155 Brewery Park Blvd., Suite 200, Detroit, Michigan  48207
                                 (313) 393-0200

                        EMPLOYEE STOCK PURCHASE PLAN OF
                     UNITED AMERICAN HEALTHCARE CORPORATION
                            (Full title of the plan)
                           --------------------------
                          Ronald R. Dobbins, President
                     United American Healthcare Corporation
                       1155 Brewery Park Blvd., Suite 200
                            Detroit, Michigan  48207
                                 (313) 393-0200
(Name, address, including zip code, and telephone number, including area code of agent for service)

                          Copies of Communications to:

                              John J. Walsh, Esq.
                             Raymond & Walsh, P.C.
                      35055 W. Twelve Mile Road, Suite 114
                          Farmington Hills, MI  48331
                                 (313) 848-5000

                           --------------------------
          Approximate date of commencement of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE

                                            Proposed             Proposed
Title of Each Class                         Maximum              Maximum
of Securities to be   Amount to be          Offering Price       Aggregate              Amount of
Registered            Registered            per Share            Offering Price         Registration Fee
---------------------------------------------------------------------------------------------------------
Common Shares         200,000(1)             $5.10(2)              $1,020,000             $309
=========================================================================================================

-------------------------
     (1) Estimated maximum number of newly issued shares of United American Healthcare Corporation Common Stock which may be purchased pursuant to the Employee Stock Purchase Plan of United American Healthcare Corporation.
     (2) Estimated solely for the purpose of calculating the registration fee, based upon the June 30, 1997 closing price and calculated in accordance with Rule 457(h).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. PLAN INFORMATION.

     The Registrant shall deliver or cause to be delivered to each participant material information regarding the Registrant's Employee Stock Purchase Plan (the "Plan") and its operations that will enable participants to make an informed decision regarding an investment in the Plan, pursuant to Rule 424 and the requirements of Form S-1.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     a. Registrant's Annual report on Form 10-K for the year ended June 30, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934;

     b. The description of common stock contained in Registrant's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, on Form S-1, dated April 19, 1991, including any amendment or report filed for the purpose of updating such description; and,

     c. All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold off which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     See Item 3(a) above.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Michigan Business Corporation Act ("MBCA") permits the Company under certain circumstances to indemnify any person against expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of being, or having been, a director, officer or agent of the Company, or serving at the request of the Company in such capacity for another enterprise, provided such person meets certain standards of conduct. The power to indemnify is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Restated Articles of Incorporation (filed as Exhibit
3.1 with the Registrant's Form S-1 dated April 19, 1991), and the Registrant's Amended and Restated Bylaws (filed as Exhibit 3.2 with the Registrant's Form S-1 dated April 19, 1991) require indemnification of its directors and officers, and permit indemnification of any other person, to the maximum extent permitted by law. Pursuant to the Bylaws, the Company maintains insurance to protect any director, officer, employee or agent from any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expenses, liability or loss.

ITEM 8. EXHIBITS.

     4.1 The Employee Stock Purchase Plan of United American Healthcare Corporation, effective October 1, 1996.

     5.0 Opinion of Counsel.

     23    Consents of Independent Auditors and Counsel.

     24    Power of Attorney

ITEM 9. UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section

15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 7th day of August, 1997.

                                          United American Healthcare Corporation

                                          By:/s/ Ronald R. Dobbins
                                             -----------------------------------
                                             Ronald R. Dobbins
                                             President


        SIGNATURE                       TITLE
        ---------                       -----
Julius V. Combs                  Chief Executive Officer
-------------------------------  (Principal Executive Officer)
Julius V. Combs, M.D.

         *                       Director, Secretary
-------------------------------
Anita C. R. Gorham

         *                       Senior Vice President - Treasurer
-------------------------------  (Principal Financial Officer)
Jagannathan Vanaharam

         *                       Corporate Controller
-------------------------------  (Principal Accounting Officer)
Paul Samuels

         *                       Director
-------------------------------
Vivian L. Carpenter

         *                       Director
-------------------------------
Julius V. Combs, M.D.

         *                       Director
-------------------------------
Ronald R. Dobbins

         *                       Director
-------------------------------
William Fitzgerald

         *                       Director
-------------------------------
Harcourt G. Harris, M.D.

         *                       Director
-------------------------------
Ronald Horwitz

         *                       Director
-------------------------------
Emmett S. Moten, Jr.

* By Julius V. Combs
     --------------------------
     Julius V. Combs
     Attorney-in-Fact

                     UNITED AMERICAN HEALTHCARE CORPORATION
                                 EXHIBIT INDEX
                                    FORM S-8




Exhibit No.                    Description                Page No.
-----------                    -----------                --------

4.1               Employee Stock Purchase Plan of
                  United American Healthcare Corporation   *

5.0               Legal Opinion                            *

23                Consent of Independent Auditors          *

24                Power of Attorney                        *

